UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

CASH SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)

1-31955	87-0398535

(Commission File Number)	(IRS Employer Identification No.)

3201 West County Road 42, Suite 106
Burnsville, Minnesota 55306

(Address of Principal Executive Offices) (Zip Code)

(952) 895-8399

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On June 15, 2005, the shareholders of Cash Systems, Inc. (the “Company”) approved the 2005 Equity Incentive Plan (“Plan”), which provides for the issuance of up to 1,000,000 shares of common stock pursuant to grants of incentive or nonqualified stock options, restricted stock, restricted stock units and stock appreciation rights to those officers and employees of the Company (including any subsidiaries and affiliates), or to directors of or consultants or advisors to the Company. Incentive stock options may be granted pursuant to the Plan until June 15, 2015. Other awards may be granted pursuant to the Plan until the Plan is discontinued or terminated by the Board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2005

CASH SYSTEMS, INC.
By /s/ Michael Rumbolz
Michael Rumbolz
Chief Executive Officer